Exhibit 10.6
STATE OF NORTH CAROLINA
COUNTY OF MECKLENBURG

RESTRICTED STOCK UNIT
AWARD AGREEMENT

THIS RESTRICTED STOCK UNIT AWARD AGREEMENT, entered into this 22nd day of February, 2013 (the “Grant Date”), by and between Snyder’s-Lance, Inc., a North Carolina corporation (the “Company”), and David V. Singer (“Executive”);

STATEMENT OF PURPOSE

The Company and Executive have entered into a Transitional Services and Retirement Agreement dated January 8, 2013 (the “Transitional Services Agreement”). As provided by Section 2(c) of the Transitional Services Agreement, the Company is making an award to Executive of a number of “Restricted Stock Units” as part of Executive’s 2013 long-term incentive award in accordance with, and subject to, the terms and conditions of this Agreement.

This award is made under the Snyder’s-Lance, Inc. 2012 Key Employee Incentive Plan (the “Plan”) and constitutes a share-settled “Restricted Unit Grant” under the Plan. A Prospectus describing the Plan has been previously furnished. The Plan is available upon request and its terms and provisions are incorporated herein by reference. When used herein, the terms which are defined in the Plan shall have the meanings given to them in the Plan, as modified herein (if applicable).

NOW, THEREFORE, in consideration of the Statement of Purpose and of the mutual covenants and agreements herein set forth and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Executive do hereby agree as follows:

1.    Definitions. As used in this Agreement, unless the context expressly indicates otherwise, the following terms have the following meanings:

“Cause” shall be as defined in the Employment Agreement.

“Disability” shall be as defined in the Employment Agreement.

“Dividend Units” as defined in Section 3(a) below means certain additional Restricted Stock Units credited in connection with certain dividend equivalent rights.

“Employment Agreement” means the Executive Employment Agreement between the Company and Executive dated May 11, 2005, as subsequently amended

“Restricted Stock Unit” means a right to receive one share of Common Stock at such time, and in accordance with such terms and conditions, as set forth in this Agreement. Restricted Stock Units include Dividend Units.

“Retirement Date” shall be as defined in the Transitional Services Agreement.

“Transitional Services Period” shall be as defined in the Transitional Services Agreement.

2.    Award of Restricted Stock Units. Effective as of the Grant Date, Executive is awarded 27,474 Restricted Stock Units, subject to the terms and conditions of this Agreement.

3.    Dividend Equivalents; No Voting Rights.

(a)    Dividend Equivalents. If a cash dividend is paid with respect to the Common Stock, Executive shall be credited as of the applicable dividend payment date with an additional number of whole and fractional Restricted Stock Units (the “Dividend Units”) equal to (A) the total cash dividend Executive would have received had the Restricted Stock Units (and any previously credited Dividend Units with respect thereto) been actual shares of Common Stock divided by (B) the Fair Market Value of a share of Common Stock as of the applicable dividend payment date. All Dividend Units shall become part of the aggregate Restricted Stock Units award hereunder when credited to Executive, and therefore shall be subject to all of the terms and conditions of this Agreement, including without limitation the vesting and payment provisions set forth in Sections 4 and 5 below.

(b)    No Voting Rights. Executive shall have no voting rights with respect to the Restricted Stock Units.

4.    Vesting.

(a)    General. Subject to the provisions of Section 4(b) below, the Restricted Stock Units shall vest and become payable in three equal annual installments as follows:

Date	Portion of Award That Vests
First Anniversary of Grant Date................	33-1/3%
Second Anniversary of Grant Date............	33-1/3%
Third Anniversary of Grant Date...............	33-1/3%

If the number of Restricted Stock Units as of the first two vesting dates is a fractional number (e.g., due to the crediting of Dividend Units), the number of Restricted Stock Units vested and payable as of such date shall be the whole number of Restricted Stock Units that are vested as of such date (and any fractional Restricted Stock Units otherwise vested as of such date shall remain part of the unvested Restricted Stock Units). If the number of vested Restricted Stock Units as of the final vesting date is a fractional number, then the number of vested Restricted Stock Units as of such date shall be rounded up to the next whole unit. In no event shall fractional Restricted Stock Units be payable under the Agreement.

(b)    Termination of Employment Prior To Vesting. If Executive’s employment with the Company and its Subsidiaries terminates prior to the above vesting dates, then the Restricted Stock Units shall become vested or be forfeited as follows:

(i)	Death. If Executive dies, any unvested Restricted Stock Units that have not been previously forfeited pursuant to Section 4(b)(iv) below shall become fully (100%) vested and immediately payable.

(ii)
Termination upon Retirement Date. If Executive’s employment with the Company and its Subsidiaries terminates upon the Retirement Date, then any unvested Restricted Stock Units shall continue to become vested and payable in accordance with the schedule set forth in Section 4(a) above, provided that Executive complies with the post-employment covenants set forth in the Employment Agreement.

(iii)
Termination without Cause during Transitional Services Period. If Executive’s employment with the Company and its Subsidiaries is terminated by the Company without Cause, including termination due to Executive’s Disability, during the Transitional Services Period, then any unvested Restricted Stock Units shall continue to become vested and payable in accordance with the schedule set forth in Section 4(a) above, provided that Executive complies with the post-employment covenants set forth in the Employment Agreement.

(iv)
Any Other Termination of Employment. If Executive’s employment with the Company and its Subsidiaries terminates before the Retirement Date for any reason other than as set forth above, then any unvested Restricted Stock Units as of the date of such termination of employment shall be immediately cancelled and forfeited.

5.    Payment of Vested Restricted Stock Units.

(a)    Time of Payment. Except in case of death, payment of vested Restricted Stock Units shall be made pursuant to the schedule set forth in Section 4(a) above. Any vested Restricted Stock Units payable as of a vesting date under Section 4(a) above shall be paid on or as soon as administratively practicable (and in no event later than 60 days) after the applicable vesting date. In case of death under Section 4(b)(i) above, payment shall be made as soon as administratively practicable (and in no event later than 60 days) after the date of death.

(b)    Form of Payment. Payment of any vested Restricted Stock Units shall be made by delivery of one share of Common Stock for each such Restricted Stock Unit then payable.

(c)    Compliance With Securities Laws. The shares of Common Stock shall be delivered to Executive, pursuant to Section 5(b) above, unless counsel for the Company reasonably determines that such issuance will violate applicable federal or state securities laws and the Company has taken all reasonable steps necessary to avoid any such violation. The Company agrees to use commercially reasonable efforts to ensure that such shares are issued to Executive on a timely basis as provided herein. The certificates for shares of Common Stock delivered under this Agreement may be subject to such stop-transfer orders and other restrictions as the Compensation Committee may reasonably determine are required under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed, and any applicable federal or state securities law. The Compensation Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

6.    No Limitation on Company Rights. The existence of the Agreement shall not affect or restrict in any way the right or power of the Board or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of bonds, other debentures, preferred or prior preference stocks, the dissolution or liquidation of the Company or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding.

7.    Assignment of Agreement or Benefits Hereunder.

(a)    Successors. The Company will require any successor (whether via a Change in Control, direct or indirect, by purchase, merger, consolidation, or otherwise) of the Company to expressly assume and agree to perform the obligations under this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place.

(b)    Assignment by Executive. This Agreement shall inure to the benefit of and be enforceable by Executive’s personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees, and legatees. If Executive should die while any amount is still payable to Executive hereunder had the Executive continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to Executive’s estate. Executive’s rights hereunder shall not otherwise be assignable. In that regard, no part of any amounts granted or payable hereunder shall, prior to actual payment, (i) be subject to seizure, attachment, garnishment or sequestration for the payment of debts, judgments, alimony or separate maintenance owed by Executive or any other person, (ii) be transferable by operation of law in the event of Executive’s or any person’s bankruptcy or insolvency or (iii) be transferable to a spouse as a result of a property settlement or otherwise.

8.    Notices. Any notice which either party hereto may be required or permitted to give to the other shall be in writing and may be delivered personally, by intraoffice mail, by fax or by mail, postage prepaid, to such address and directed to such person(s) as the Company may notify Executive from time to time; and to Executive, at his address as shown on the records of the Company from time to time, or at such other address as Executive, by notice to the Company, may designate in writing from time to time.

9.    Contractual Rights to Benefits. This Agreement establishes in Executive a right to the benefits to which Executive is entitled hereunder. However, except as expressly stated herein, nothing herein contained shall require or be deemed to require, or prohibit or be deemed to prohibit, the Company to segregate, earmark or otherwise set aside any funds or other assets, in trust or otherwise, to provide for any payments to be made or required hereunder. This Agreement is intended to be an unfunded general asset promise for a select, highly compensated member of the Company’s management and, therefore, is intended to be exempt from the substantive provisions of the Employee Retirement Income Security Act of 1974, as amended.

10.    Entire Agreement. This Agreement, together with the Plan, represents the entire agreement between the parties with respect to the subject matter hereof, and supersedes all prior discussions, negotiations, and agreements concerning the subject matter hereof. This Agreement may only be amended by a written instrument signed by both parties. In case of any conflict between the terms of this Agreement and the Plan, the terms of the Plan shall control.

11.    Tax Matters.

(a)    Executive’s Responsibility for Taxes. Regardless of any action the Company takes with respect to any or all income tax, payroll tax or other tax-related withholding (“Tax-Related Items”), Executive acknowledges that the ultimate liability for all Tax-Related Items owed by Executive is and remains Executive’s responsibility and that the Company (i) makes no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the grant of Restricted Stock Units, including the grant and vesting the Restricted Stock Units, the subsequent sale of shares of Common Stock acquired upon the vesting of the Restricted Stock Units and the receipt of any dividends; and (ii) does not commit to structure the terms of the grant or any aspect of the Restricted Stock Units to reduce or eliminate Executive’s liability for Tax-Related Items.

(b)    Tax Withholding. In the event the Company reasonably determines that it must withhold any Tax-Related Items as a result of the award hereunder, Executive agrees as a condition of the grant of the Restricted Stock Units to make arrangements reasonably satisfactory to the Company to enable it to satisfy all withholding requirements, including, but not limited to, withholding any applicable Tax-Related Items from the payment of the Restricted Stock Units. If Executive does not make such arrangements, Executive authorizes the Company to fulfill its withholding obligations by all legal means, including, but not limited to: withholding Tax-Related Items from Executive’s wages, salary or other cash compensation; withholding Tax-Related Items from the cash proceeds, if any, received upon sale of any shares received in payment for the Restricted Stock Units; and at the time of payment, withholding shares of Common Stock sufficient to meet minimum withholding obligations for Tax-Related Items. The Company may refuse to issue and deliver shares of Common Stock in payment of any vested Restricted Stock Units if Executive fails to comply with his withholding obligations hereunder. In that regard, consistent with the provisions of the Plan, Executive may satisfy such withholding requirements by causing the Company to withhold shares of Common Stock otherwise payable hereunder sufficient to meet minimum withholding obligations for Tax-Related Items.

(c)    Compliance with Section 409A of the Code. This Agreement is intended to comply with Section 409A of the Code, to the extent applicable. Notwithstanding any provisions herein to the contrary, this Agreement shall be interpreted, operated, and administered consistent with this intent.

12.    Severability. In the event any provision of this Agreement shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of this Agreement, and this Agreement shall be construed and enforced as if the illegal or invalid provision had not been included.

13.    Applicable Law. To the extent not preempted by the laws of the United States, the laws of the State of North Carolina shall be the controlling law in all matters relating to this Agreement. Each party (i) consents to the personal jurisdiction of any state or federal court located in Charlotte, North Carolina (and any corresponding appellate court) in any proceeding arising out of or relating to this Agreement or the Executive’s employment by the Company, (ii) waives any venue or inconvenient forum defense to any proceeding maintained in such courts and (iii) except as otherwise provided in this Agreement, agrees not to bring any proceeding arising out of or relating to this Agreement or the Executive’s employment by the Company in any other court.

14.    Execution. This Agreement is hereby executed in duplicate originals, one of which is being retained by each of the parties hereto.

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IN WITNESS WHEREOF, the Company has caused this Agreement to be signed by its duly authorized officer and Executive has hereunto set his hand, all as of the day and year first above written.

SNYDER’S-LANCE, INC.

By /s/ Kevin A. Henry
Kevin A. Henry, Senior Vice President and Chief Human Resources Officer

“Company”

/s/ David V. Singer
David V. Singer

“Executive”